Exhibit 99.1

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended June 30, 2008	Six months ended June 30, 2008
REVENUES
ROOM REVENUE	$30,253	$41,884
OTHER REVENUE	1,966	2,946

TOTAL REVENUES	$32,219	$44,830

EXPENSES
DIRECT OPERATING EXPENSE	$7,685	$11,086
OTHER HOTEL OPERATING EXPENSES	12,390	18,442
GENERAL AND ADMINISTRATIVE	1,271	2,415
DEPRECIATION	4,913	7,642
INTEREST INCOME, NET	(1,091)	(4,569)

TOTAL EXPENSES	$25,168	$35,016

NET INCOME
INVESTMENT INCOME	247	3,000

NET INCOME	$7,298	$12,814

UNREALIZED LOSS ON INVESTMENTS	(2,337)	(2 ,337)

COMPREHENSIVE INCOME	$4,961	$10,477

NET INCOME PER SHARE	$0.08	$0.16

FUNDS FROM OPERATIONS(A)
NET INCOME	$7,298	$12,814
DEPRECIATION OF REAL ESTATE OWNED	4,913	7,642

FUNDS FROM OPERATIONS	$12,211	$20,456

FFO PER SHARE	$0.14	$0.25

WEIGHTED-AVERAGE SHARES OUTSTANDING	89,814	82,605

OPERATING STATISTICS
OCCUPANCY	77%	73%
AVERAGE DAILY RATE	$122	$120
REVPAR	$94	$88
NUMBER OF HOTELS OWNED 7/31/08	47	47
DIVIDENDS PER SHARE	$0.22	$0.44

BALANCE SHEET HIGHLIGHTS (Unaudited)
(In thousands)	June 30, 2008	December 31, 2007
ASSETS
INVESTMENT IN HOTELS, NET	$817,035	$87,310
CASH AND CASH EQUIVALENTS	127,999	562,009
OTHER ASSETS	32,087	21,452

TOTAL ASSETS	$977,121	$670,771

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE	$96,825	$—
OTHER LIABILITIES	14,289	452

TOTAL LIABILITIES	111,114	452
TOTAL SHAREHOLDERS’ EQUITY	866,007	670,319

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$977,121	$670,771

(A)	Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2008 and the results of operations for the interim period ended June 30, 2008. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Eight, Inc. 2007 Annual Report.

MARKET DIVERSITY

Portfolio of hotels

STATE/ CITY
ALABAMA
Birmingham
ARKANSAS
Rogers (2), Springdale
CALIFORNIA
Burbank, Cypress, Oceanside, Sacramento, SanJose, Tulare
FLORIDA
Jacksonville, Sanford, Tallahassee, Tampa
GEORGIA
Savannah/Port Wentworth, Savannah
KANSAS	ABOVE: HILTON GARDEN INN, ANNAPOLIS, MD
Overland Park (2), Wichita
KENTUCKY
Bowling Green
MARYLAND
Annapolis
MASSACHUSETTS
Marlborough, Westford (2)
MISSOURI
Kansas City
NEW JERSEY
Somerset
NEW YORK
New York City
NORTH CAROLINA
Carolina Beach, Concord, Dunn, Fayetteville, Greensboro, Matthews, Winston Salem
OKLAHOMA
Tulsa/South-Bixby	CORPORATE HEADQUARTERS
SOUTH CAROLINA	814 East Main Street
Greenville, Hilton Head	Richmond, VA 23219
TENNESSEE	(804) 344-8121
Chattanooga	(804) 344-8129 FAX
TEXAS
Texarkana (2)
VIRGINIA	INVESTOR INFORMATION
Charlottesville, Harrisonburg, Suffolk (2), Virginia Beach (2)	For additional information, please contact: Kelly Clarke, Director, Investor Services
WASHINGTON	804-727-6321 or
Tukwila	KClarke@applereit.com

DEAR SHAREHOLDER

GLADE M. KNIGHT

Apple REIT Eight, Inc. entered the second quarter of this year with a total of 23 properties. Since that time, we have more than doubled the size of our portfolio and now own 47 hotels, with 5,308 guestrooms in 19 states. Our all-cash purchasing strength in the current marketplace has provided us with excellent acquisition opportunities. We anticipate operations at our hotels will strengthen in the months and years to come as our portfolio further develops.

As part of Apple REIT Eight’s goal to maximize shareholder value, we have hand-selected a variety of Marriott and Hilton branded hotels in stable or growing metropolitan areas diversified throughout the United States. In California, we now own a beautiful Residence Inn® by Marriott® in downtown Burbank; a new Residence Inn® in Oceanside, just north of San Diego; a Courtyard® by Marriott® in Cypress, within 10 miles of Long Beach; a Hampton Inn & Suites® in Tulare, a short drive from Sequoia National Park; and a Homewood Suites® in San Jose, in the heart of Silicon Valley. Also, along the west coast, we acquired a Homewood Suites by Hilton® in Tukwila, WA. The property is located just four miles from the Seattle-Tacoma International Airport and is in the vicinity of numerous corporate headquarters. In the Midwest, the Company acquired a Residence Inn® in Overland Park, KS, a suburb of Kansas City, a Residence Inn® in the shopping and entertainment district of Kansas City, MO and a Courtyard in Wichita, KS.

Apple REIT Eight also recently acquired hotels in several markets along the eastern seaboard including two oceanfront Courtyard® by Marriott® hotels in Virginia Beach; a new Courtyard® and a new TownePlace Suites® by Marriott® in nearby Suffolk, VA; an oceanfront Courtyard® in Carolina Beach, NC; a Hilton Garden Inn® in Hilton Head, SC; a Hilton Garden Inn® in Savannah, GA; and a Homewood Suites® in Jacksonville, FL. In the southeast, we now own a Courtyard® in downtown Charlottesville, VA; a Residence Inn® in Fayetteville, NC; a Courtyard® in Winston-Salem, NC; a Residence Inn® in Greenville, SC; a Homewood Suites® in Birmingham, AL; and a TownePlace Suites® in Tampa, FL. And, in the northeast, we acquired a Residence Inn® in Westford, MA, just outside of the Boston market.

Apple REIT Eight has acquired hotels at an incredible pace since the beginning of the year. The Company’s operational results are derived from many brand new hotels and some that are experiencing their first quarter of operations as Apple-owned. Given those circumstances along with the current economic conditions, operational performance has been stable. For the three-month period ending June 30, 2008, our hotels averaged nightly occupancy levels of 77 percent and an average daily rate (ADR) of $122, which resulted in revenue per available room (RevPAR) of $94. Funds from operations (FFO) for that same period were $12 .2 million or $0.14 per share.

Additionally, the Company has allocated capital to a variety of improvement projects, including the conversion of our New York City Hotel 57 to a Renaissance Hotel. The Renaissance Hotels & Resorts® brand is one of Marriott’s most celebrated full-service lodging options, with the sought-after ambiance of boutique-style accommodations.

Despite current market volatility, operations at our hotels have remained stable. The Company has had the opportunity to acquire properties at favorable prices, as financing options have been limited for competitive buyers. We will keep you informed as to our progress in this ever-changing business environment.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

CORPORATE PROFILE

Apple REIT Eight, Inc. is a real estate investment trust (REIT) focused on the ownership of income-producing real estate. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn®, and Hampton Inn and Suites® brands. Our focus is to acquire high-quality properties that generate attractive returns for our shareholders. As of the printing of this report, our portfolio consisted of 47 hotels, containing a total of 5,308 guestrooms in 19 states.

MISSION

Apple REIT Eight is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: RESIDENCE INN • OCEANSIDE, CA • PHOTO COURTESY OF RD OLSON DEVELOPMENT

BACK: RESIDENCE INN • OCEANSIDE, CA • PHOTO COURTESY OF RD OLSON DEVELOPMENT

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®,” “Residence Inn® by Marriott®” and “Renaissance Hotels & Resorts®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Eight offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter ” or otherwise, in the Apple REIT Eight offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.